                                                                       Exhibit 2
________________________________________________________________________________



                               WARRANT AGREEMENT


                                    BETWEEN


                             HYBRID NETWORKS, INC.


                                      AND


                              SPRINT CORPORATION



                         Dated as of September 9, 1999



______________________________________________________________________________

                               WARRANT AGREEMENT
                               -----------------

     THIS WARRANT AGREEMENT is made as of September 9, 1999, by and between HYBRID NETWORKS, INC., a Delaware corporation (the "Company"), and SPRINT CORPORATION, a Kansas corporation (the "Purchaser").

                                   RECITALS:

     A. The Company and the Purchaser have entered into a Securities Purchase Agreement, dated as of August 30, 1999 (the "Purchase Agreement"), pursuant to which the Purchaser has agreed to purchase from the Company the Warrants (as hereinafter defined) and certain other securities.

     B. The Company and the Purchaser have agreed to enter into this Agreement to supplement the terms and conditions set forth in the Purchase Agreement which relate to the Warrants purchased thereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Definitions.
                      -----------

          (a) Certain Definitions.  For the purposes of this Agreement, the
              -------------------
following terms have the meanings set forth below:

          "Affiliate" has the same meaning as in Rule 12b-2 promulgated under
           ---------
the Exchange Act.

          "Business Day" means any day which is neither a Saturday or Sunday nor
           ------------
a legal holiday on which banks are authorized or required to be closed in New York, New York.

          "Closing Date" means September 9, 1999, the date of the Closing of the
           ------------
purchase by the Purchaser of the Securities in accordance with the Purchase Agreement.

          "Common Stock" means shares now or hereafter authorized of any class
           ------------
of common stock of the Company and any other class of capital stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and shall include, without limitation, the presently authorized 100,000,000 shares of Common Stock, par value $0.001 per share.

          "Company" is defined in the Preamble.
           -------

          "Equipment Purchase Agreement" means the Equipment Purchase Agreement,
           ----------------------------
dated as of the date hereof, by and between the Company and the Purchaser containing the terms set forth in Exhibit C attached to the Purchase Agreement
                                  ---------
and otherwise in form and substance mutually agreeable to the Purchaser and the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Expiration Date" means the fifth anniversary of the Closing Date.
           ---------------

          "Exercise Price" means $1.00 per Warrant.
           --------------

          "Fully Diluted Basis" includes, without duplication, (i) all shares of
           -------------------
Common Stock outstanding at the time of calculation, (ii) Common Stock issuable upon exercise of all outstanding warrants, options and other rights to acquire Common Stock directly or indirectly and (iii) Common Stock issuable upon conversion of all securities convertible directly or indirectly into Common Stock.

          "Holder" means the Purchaser or any subsequent holder of Warrants, to
          -------
which the Warrants are transferred in accordance with the provisions of this Agreement and the Purchase Agreement.

          "Person" means any natural person, corporation, partnership, limited
           ------
liability company, firm, association or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Purchase Agreement" is defined in the Recitals.
           ------------------

          "Purchaser's Interest" means, as of the date of determination, the
           --------------------
total number of shares of Common Stock (i) owned, directly or indirectly, by the Purchaser or any of its Affiliates, (ii) for which Warrants owned, directly or indirectly, by the Purchaser or any of its Affiliates may be exercised (including for those purposes any shares of Common Stock that could be acquired upon conversion of any debentures that may be purchased upon exercise of Warrants and after taking into account all applicable antidilution provisions), assuming all such Warrants are exercisable as of the date of such determination, and (iii) for which Class A Debentures owned, directly or indirectly, by the Purchaser or any of its Affiliates may be converted after taking into account all applicable antidilution provisions, assuming all such Debentures are convertible as of the date of such determination, expressed as a percentage of the Common Stock on a Fully Diluted Basis at the time of calculation.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Warrants" means (i) the 8,397,873 warrants issued to the Purchaser on
           --------
the Closing Date pursuant to this Agreement and the Purchase Agreement and (ii) any additional Warrants issued to the Purchaser after the Closing Date pursuant to Section 20 hereof, each of which entitles the holder thereof to purchase a Warrant Debenture having a face amount of

$1.00, and which shall have the rights, privileges and limitations set forth in this Agreement and in each Warrant.

          "Warrant Certificates" means, collectively, the certificates
           --------------------
evidencing the Warrants in the form of Exhibit A attached hereto.
                                       ---------

          "Warrant Debentures" means the debentures of the Company issuable upon
           ------------------
exercise of the Warrants, dated the date of exercise of the applicable Warrants, but otherwise having the same terms and provisions as the "Class A Debentures" issued pursuant to the Purchase Agreement (as further specified in Section 3 hereof).

          (b) Terms Defined in Purchase Agreement.  Unless otherwise defined
              -----------------------------------
herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

          SECTION 2.  Exercise of Warrants.
                      --------------------

          (a) A Warrant may be exercised by the Purchaser or any Holder only in accordance with the terms and conditions of this Agreement and at any time during the period beginning on the dates specified in Section 2(b) and ending on
                                                      ------------
the Expiration Date.

          (b) None of the Warrants shall be exercisable until the earliest date that the Purchaser has submitted to the Company at least $1,000,000 of purchase orders under the Equipment Purchase Agreement. On such date, 10% of the Warrants (rounded to the nearest whole Warrant) shall become exercisable. Thereafter, an additional 10% of the Warrants (rounded to the nearest whole Warrant) shall become exercisable for each additional $1,000,000 of purchase orders as are submitted by the Purchaser to the Company under the Equipment Purchase Agreement, such that the entire amount of Warrants shall be exercisable when $10,000,000 of purchase orders have been submitted. In the event of a Change of Control (as defined in the Purchase Agreement) of the Company, (i) the Company shall continue to perform its obligations under the Purchase Agreement (or, if the Change of Control results in the merger or consolidation of the Company with, the sale of assets of the Company to, or any other acquisition of the Company by, another Person, then such Person shall continue to perform the obligations of the Company under the Equipment Purchase Agreement) and (ii) if the Change of Control results in issuance of securities or other consideration in exchange for or upon cancellation of Common Stock (whether as a result of a recapitalization, merger, consolidation, sale of assets or other transaction), then the Holder's rights under this Warrant will continue except that this Warrant will automatically be converted into the right to purchase, upon exercise in accordance with the terms hereof, such other securities or consideration that would have been issued or paid to the Holder if the Holder had exercised this Warrant and converted the underlying Warrant Debentures (and held the Common Stock that would have been issued upon such conversion of the Warrant Debentures) immediately before such transaction.

          (c) Subject to the terms and conditions hereof, Warrants may be exercised pursuant to this Section 2 upon surrender to the Company at its
                           ---------
executive offices of the certificate or certificates evidencing the Warrant(s) to be exercised and upon payment to the

Company of the aggregate Exercise Price for the number of Warrants which are then exercised, provided that a Warrant may not be exercised in part. Upon such surrender of Warrant Certificates and payment of the Exercise Price in cash or by check payable to the Company, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three Business Days after such surrender) to or upon the written order of the Holder, and in the name of the Holder or the Holder's nominee, Warrant Debentures issuable upon the exercise of such Warrants. Such Warrant Debentures shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of such Warrant Debentures as of the date of the surrender of such Warrant Certificates.

          (d) Subject to the terms and conditions hereof, the Warrants shall be exercisable at the election of the Holders thereof, either in full or from time to time in part (but in no event shall a Warrant be exercisable in part), and in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrants evidenced by such Warrant Certificate at any time prior to the Expiration Date of such Warrant, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 2(d). All Warrant Certificates surrendered upon
                   ------------
exercise of Warrants shall be canceled. The Company shall keep copies of this Agreement and any notices received hereunder available for inspection during normal business hours at its office. The Company will furnish, at its expense, copies of this Agreement and all such notices, upon request, to any Holder of any Warrant Certificates.

          SECTION 3.  Warrant Debentures.  The Warrant Debentures issued upon
                      ------------------
exercise of the Warrants shall be in the form of the Class A Debentures attached as Exhibit B-1 to the Purchase Agreement, except that (i) the Warrant Debentures
   -----------
will be dated as of the date of surrender of the Warrants and interest on the Warrant Debentures will begin to accrue as of such date, (ii) the Conversion Price of the Warrant Debentures shall be equal to the Conversion Price of the Class A Debentures issued under the Purchase Agreement as of the date of surrender of the Warrants, as adjusted to reflect any changes in the Conversion Price for the Class A Debentures between the date of the issuance of the Class A Debentures under the Purchase Agreement and the date of surrender of the Warrants.

          SECTION 4.  Covenants.
                      ---------

          (a) Private Company Information.  If the Company shall cease to be
              ---------------------------
subject to the periodic reporting obligations of the Exchange Act and for so long as the Purchaser's Interest is at least five percent, the Company will furnish, or will cause to be furnished, to each Holder copies of the following financial statements, reports and information:

                (i) promptly when available and in any event within 90 days after the close of each Fiscal Year, a consolidated balance sheet at the close of such Fiscal Year, and related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, of the Company (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Hein + Co. or any nationally recognized independent public accountants; and

                (ii) promptly when available and in any event within 45 days after the close of each Fiscal Quarter, consolidated balance sheets at the close of such Fiscal Quarter, and consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Company (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief financial or executive officer of the Company.

          (b) Public Company Information.  So long as the Company is subject to
              --------------------------
the periodic reporting requirements of the Exchange Act and for so long as the Purchaser's Interest is at least five percent, the Company will:

                (i) file with the SEC on or before the required date all regular or periodic reports required pursuant to the Exchange Act; and

                (ii) use its reasonable commercial efforts to make publicly available information concerning the Company sufficient to allow a Holder to dispose in accordance with this Agreement and the Warrant Agreement of all or a portion of the Warrant Stock pursuant to Rule 144 (or any successor provision) promulgated by the SEC under the Securities Act.

          (c) Inconsistent Agreements.  The Company will not take any action
              -----------------------
which would (i) impair or adversely affect the right of a Holder to exercise the Warrants or (ii) breach any of the covenants or agreements in this document.

          (d) Governmental Approvals.  The Company will use its reasonable
              ----------------------
commercial efforts, and will cooperate with the Holders to, secure all necessary consents, approvals, authorizations and exemptions from all Governmental Authorities in connection with the transactions contemplated hereby and the exercise of the Warrants and the issuance of the Warrant Debentures upon exercise of the Warrants.

          SECTION 5.  Termination.
                      -----------

     This Agreement shall terminate on the exercise or expiration of all Warrants issued pursuant to this Agreement.

          SECTION 6.  Registration of Transfers and Exchanges.
                      ---------------------------------------

          (a) The Company shall from time to time register the transfer of any outstanding Warrant Certificates made in accordance with Section 5 hereof in a
                                                         ---------
Warrant register to be maintained by the Company upon surrender of such Warrant Certificates accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; provided, however, that prior to effecting such
                          --------  -------
transfer,
the transferee shall agree (in a form reasonably satisfactory to the Company) to be bound by the terms of this Agreement. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled. Until the Warrant Certificate is transferred on the Warrant register of the Company, the Company may treat the Holder as shown in the Warrant register as the absolute owner of the Warrant Certificate for all purposes, and notwithstanding any notice to the contrary. The Company agrees that it will make the Warrant register available for inspection by the Holders for a proper purpose during normal business hours at its office.

          (b) The Holders agree that each Warrant Certificate and each certificate representing Warrant Stock will bear the following legend (the "Securities Legend"):
 -----------------

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 30, 1999, BETWEEN HYBRID NETWORKS, INC. (THE "COMPANY") AND SPRINT CORPORATION (THE "PURCHASER"), A WARRANT AGREEMENT DATED AS OF SEPTEMBER 9, 1999, BETWEEN THE COMPANY AND THE PURCHASER, AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 9, 1999, BETWEEN THE COMPANY AND THE PURCHASER, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID."

          (c) If the holder of the Warrants or Warrant Stock delivers to the Company an opinion of King & Spalding or such other counsel that no subsequent transfer of such Warrants or Warrant Stock shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Warrants or Warrant Stock which do not bear the Securities Legend; provided, however, that if at such time, any such
                       --------  -------
Warrants or Warrant Stock remain subject to certain provisions of this Agreement or the Purchase Agreement, the Company shall not remove the Securities Legend, but shall modify it to delete all references to restrictions or conditions on sale of Warrants or Warrant Stock except those references to restrictions or conditions which are specified in this Agreement or the Purchase Agreement.

          (d) If any Warrants or Warrant Stock are or become eligible for sale pursuant to Rule 144(k), the Company, upon the request of holders of any such Warrants or Warrant Stock, shall remove the Securities Legend from the certificates for such Warrants or Warrant Stock; provided, however, that if at
                                                 --------  -------
such time, any such Warrants or Warrant Stock remain subject to certain provisions of this Agreement or the Purchase Agreement, the Company shall not remove the Securities Legend, but shall modify it to delete all references to restrictions or conditions on sale of the Warrants or Warrant Stock except those references to restrictions or conditions which are still applicable and specified in this Agreement or the Purchase Agreement.

          (e) Warrant Certificates may be exchanged at the option of the Holder(s) thereof when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants, including, without limitation, upon an adjustment in the Exercise Price or in the number of Warrant Shares purchasable upon exercise of the Warrants. Warrant Certificates surrendered for exchange shall be cancelled.

          SECTION 7.  Payment of Taxes.  The Company will pay all stamp,
                      ----------------
transfer and similar taxes in connection with the issuance, sale and delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance of Warrant Stock upon the exercise of Warrants and payment of the appropriate Exercise Price. The Company will not, however, be required to pay any such taxes imposed in connection with any transfer of any Warrants or Warrant Stock or any federal or state income taxes payable in respect of any Holder's purchase, ownership, sale, transfer, exercise or other disposition of Warrants or Warrant Stock.

          SECTION 8.  Mutilated or Missing Warrant Certificates.  Upon receipt
                      -----------------------------------------
by the Company of evidence reasonably satisfactory to the Company (which shall include an affidavit of the Holder) that any Warrant Certificate shall have been mutilated, lost, stolen or destroyed and, in the case of loss, theft or destruction, a customary indemnity agreement from the Holder of such Warrant Certificate, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants.

          SECTION 9.  Reservation of Warrant Stock.  The Company will at all
                      ----------------------------
times prior to the Expiration Date reserve and keep available, free from preemptive or similar rights, out of the aggregate of its authorized but unissued capital stock or its authorized and issued capital stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Stock upon conversion of the Warrant Debentures, the maximum number of shares of each class of capital stock constituting a part of the Warrant Stock which may then be deliverable upon the conversion of the maximum number Warrant Debentures that may be issued upon exercise of the Warrants. The Company or, if appointed, the transfer agent for shares of each class of capital stock of the Company (the "Transfer Agent") and every subsequent transfer agent
              --------------
for any shares of the Company's capital stock issuable upon the conversion of the Warrant Debentures will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants and the Warrant Debentures. Before taking any action which would cause an adjustment to the maximum number of shares of Warrant Stock deliverable upon the conversion of the maximum number of Warrant Debentures that may be issued upon exercise of the Warrants, the Company shall cause to be authorized additional shares of Common Stock such that the sum of such maximum number of shares of Warrant Stock and the number of shares of Common Stock outstanding or issuable pursuant to outstanding rights, options or warrants as of such date does not exceed the number of shares of Common Stock authorized pursuant to the Company's certificate of incorporation.

          SECTION 10. Notices. All notices, consents, approvals, agreements and
                      -------
other communications provided hereunder shall be in writing and delivered personally, by mail, by overnight courier (providing proof of delivery) or by telecopy and shall be sufficiently given to the Purchaser and the Company if addressed or delivered to them at the following addresses:


          If to Company:        Hybrid Networks, Inc.
                                6409 Guadalupe Mines Road
                                San Jose, CA 95120-5000
                                Attention: Carl S. Ledbetter
                                Telephone No.: (408) 323-6255
                                Facsimile No.: (408) 323-6470

          with a copy to:       Fenwick & West
                                Two Palo Alto Square
                                Palo Alto, California 94306
                                Attention: Edwin N. Lowe
                                Telephone No.: (650) 858-7247
                                Facsimile No.: (650) 494-1417


          If to the Purchaser:  Sprint Corporation
                                2330 Shawnee Mission Parkway
                                Westwood, Kansas 66205
                                Attention: General Counsel
                                Telephone No.: (913) 624-8440
                                Facsimile No.: (913) 624-8426

          with a copy to:       King & Spalding
                                191 Peachtree Street
                                Atlanta, Georgia 30303-1763
                                Attention: Michael J. Egan III
                                Telephone No.: (404) 572-4753
                                Facsimile No.: (404) 572-5145
or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered,
(ii) when received, if deposited in the mail, postage prepaid, (iii) when transmission is verified, if telecopied, and (iv) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          SECTION 11. Successors.  Except as otherwise expressly provided
                      ----------
herein or in the Warrants, all covenants and agreements of this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns, including those by operation of law, merger or consolidation. In addition, except as otherwise expressly provided in the Warrants, and whether or not any express assignment has been made, the provisions of this Agreement which are for Purchaser's benefit as a purchaser or Holder of a Warrant or Warrant Stock are also for the benefit of, and enforceable by, any subsequent Holder of such a Warrant or Warrant Stock.

          SECTION 12. Governing Law.  This Agreement shall be deemed to be a
                      -------------
contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said state.

          SECTION 13. Benefits of this Agreement.  Nothing in this Agreement
                      --------------------------
shall be construed to give to any Person other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

          SECTION 14. Counterparts. This Agreement may be executed in any
                      ------------
number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

          SECTION 15. Amendment; Waivers.  Except as otherwise expressly
                      ------------------
provided herein, the provisions of this Agreement may be amended or waived and the Company may take any action herein prohibited, or fail to take any action herein required to be performed by it if, but only if, the Company has obtained the written consent of the Holders of a majority of the Warrants in existence at the time such amendment or waiver becomes effective. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall a waiver of a particular right or remedy on one occasion be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

          SECTION 16. Jurisdiction.  Each of the parties hereto hereby agrees
                      ------------
that any legal action or proceeding against such party with respect to this Agreement, the Warrants or the Warrant Stock may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware as the other party may elect, and, by execution and delivery hereof, such party accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the other party in writing, with respect to any action or proceeding brought by such party against the other party. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date ten calendar days after such mailing and (ii) any earlier date permitted by applicable law.

          SECTION 17. Specific Performance.  The Company and the Holders
                      --------------------
recognize that the rights of the Holder(s) and the Company under this Agreement are unique and, accordingly, the Holder(s) and the Company shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder and thereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company and the Holders agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and the Company and each of the Holders hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holder(s) or the Company which may exist apart from this Agreement.

          SECTION 18. Entire Agreement. The parties hereto agree that this
                      ----------------
Agreement, the Purchase Agreement, the Confidentiality Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

          SECTION 19. Severability. If any provision of this Agreement shall be
                      ------------
held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution, statute, rule or public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

          SECTION 20. Additional Warrants.
                      -------------------

          (a) If at any time or from time-to-time prior to March 9, 2000, (i) the Company amends the terms of the Senior Secured Convertible Debenture, dated April 20, 1997, issued to London Pacific Life & Annuity Company (the "Senior Debenture") or enters into any other arrangement with the holder of the Senior Debenture, in either case that increases the number of shares of Common Stock of the Company on a Fully Diluted Basis, then, simultaneously with such transaction the Company shall issue to the Purchaser such number of additional Warrants as is necessary to cause the Purchaser's Interest immediately following the consummation of any such transaction to equal the Purchaser's Interest immediately prior to the consummation of any such transaction.

          (b) If (i) third party equity (including any debt convertible into equity) financing (the "Third Party Financing") is consummated on or within 30 days following the closing date under the Purchase Agreement and (ii) either of the following events occurs (A) the holder of the Senior Debenture gives notice to the Company prior to March 9, 2000, demanding payment or accelerating the maturity of any portion of the principal amount of the Senior Debenture (whether such notice is given before or after the consummation of the Third Party Financing), and the Company subsequently at any time repays all or any portion of the principal amount of the Senior Debenture prior to maturity or (B) prior to March 9, 2000, the Company voluntarily repays all or any portion of the principal amount of the Senior Debenture, then the Company shall, simultaneously with the repayment of the applicable portion of the principal amount of the Senior Debenture (the "Repaid Amount"), issue to the Purchaser an additional number of Warrants equal to: 2.85 times (1) the amount by which the number of shares of Common Stock that are issued or issuable upon exercise or conversion of an amount of the securities issued by the Company in the Third Party Financing equal to the Repaid Amount exceeds the number of shares of Common Stock into which the Repaid Amount of the Senior Debenture would have been convertible divided by (2) three (rounded to the nearest whole Warrant). If all
            ----------
or any portion of the principal amount of the Senior Debenture is repaid under the circumstances described above in more than one installment, the above provisions shall apply (and additional Warrants will be issued) with respect to each such repayment of all or any portion of such principal amount.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                 HYBRID NETWORKS, INC.


                                 By: /s/ Carl S. Ledbetter
                                     -----------------------------------
                                     Name:  Carl S. Ledbetter
                                     Title: Chairman and Chief Executive Officer



                                 SPRINT CORPORATION


                                 By: /s/  Theodore H. Schell
                                    -------------------------------------
                                     Name:  Theodore H. Schell
                                     Title: Senior Vice President